Exhibit (e)(xviii) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K



                                 Amendment #3 to

                                    EXHIBIT A

                 to Amended and Restated Shareholder Services Plan of
                     the Vision Group of Funds, Inc. (the "Fund")
                             dated November 8, 1995

                         CLASSES COVERED BY THIS PLAN :

                            VISION MONEY MARKET FUND

                                 Class A Shares*

                                 Class S Shares

                        VISION TREASURY MONEY MARKET FUND

                                 Class A Shares*

                                 Class S Shares

                   VISION NEW YORK TAX-FREE MONEY MARKET FUND

                                Class A Shares**

                     VISION U.S. GOVERNMENT SECURITIES FUND

                                Class A Shares**

                      VISION NEW YORK MUNICIPAL INCOME FUND

                                Class A Shares**

                             VISION LARGE CAP VALUE

                      (FORMERLY: VISION EQUITY INCOME FUND)

                                Class A Shares**

                                 Class B Shares

                          VISION LARGE CAP GROWTH FUND

                                 Class A Shares

                                 Class B Shares

                            VISION MID CAP STOCK FUND

                                 Class A Shares

                                 Class B Shares

                                    VISION GROUP OF FUNDS, INC.

                                    By:  /S/ BETH S. BRODERICK

                                    Name:  Beth S. Broderick
                                    Title:    Vice President

Dated:  August 20, 1999
* Original Shares redesignated on May 1, 1998 ** Original Shares redesignated on June 1, 1999